Exhibit 99.1

AMGEN AND CYTOMX THERAPEUTICS ANNOUNCE

STRATEGIC COLLABORATION IN IMMUNO-ONCOLOGY

Companies to Jointly Develop T-Cell Engaging

Bispecific Probody

THOUSAND OAKS, Calif. and SOUTH SAN FRANCISCO, Calif. (Oct. 3, 2017) – Amgen (NASDAQ:AMGN) and CytomX Therapeutics, Inc., (NASDAQ:CTMX) today announced that the companies have entered into a strategic collaboration in immuno-oncology. The companies will co-develop a CytomX Probody™ T-cell engaging bispecific against the Epidermal Growth Factor Receptor (EGFR), a highly validated oncology target expressed on multiple human cancer types. Probody T-cell engaging bispecifics are antibody constructs capable of directing cytotoxic T-cells in tumor microenvironments. In preclinical studies, CytomX’s Probody versions of EGFRxCD3 bispecific therapeutics induced tumor regressions and increased the therapeutic window for this high potential cancer target.

“Our collaboration with CytomX leverages Amgen’s development leadership in bispecifics and expands our immuno-oncology capabilities with an additional and complementary bispecific technology,” said Sean E. Harper, M.D., executive vice president of Research and Development at Amgen. “EGFR is a particularly compelling target on which to employ the CytomX Probody platform given its potential to localize activity within tumors while limiting potential toxicity.”

“Probody-based T-cell engaging bispecific antibodies offer significant potential in treating cancers by employing localized therapeutic activity within tumor tissue,” said Sean McCarthy, D.Phil., president and chief executive officer of CytomX Therapeutics. “Through this collaboration, we are positioned to combine Amgen’s industry-leading expertise in leveraging bispecifics to activate a patient’s immune-system with CytomX’ ability to design potent new therapies that exploit unique conditions in the tumor microenvironment. Development of Probody-based T-cell engaging bispecifics further validates the broad applicability of the Probody platform in addressing unmet needs in oncology.”

Under the terms of the agreement, Amgen and CytomX will co-develop a Probody T-cell engaging bispecific against EGFRxCD3 with CytomX leading early development. Amgen will lead later development and commercialization with global late-stage development costs shared between the two companies. Amgen will make an upfront payment of $40 million and purchase $20 million of CytomX common stock. CytomX will be eligible to receive up to $455 million in development, regulatory and commercial milestones for the EGFR program. Amgen will lead global commercial activities with CytomX able to opt into a profit share in the U.S. and receive tiered, double-digit royalties on net product sales outside of the U.S.

AMGEN AND CYTOMX THERAPEUTICS ANNOUNCE STRATEGIC COLLABORATION IN IMMUNO-ONCOLOGY

Amgen will also receive exclusive worldwide rights to develop and commercialize up to three additional, undisclosed targets. Should Amgen ultimately pursue all of these targets, CytomX will be eligible to receive up to $950 million in additional upfront and milestone payments and high single-digit to mid-double digit royalty payments on any resulting products. CytomX will also receive the rights from Amgen to an undisclosed preclinical T-cell engaging bispecific program; Amgen is eligible to receive milestones and royalty payments on any resulting products from this CytomX program.

Conference Call / Webcast Information

CytomX will host a teleconference today at 5 p.m. ET to discuss the strategic collaboration. Sean McCarthy, D.Phil., president and chief executive officer at CytomX and Debanjan Ray, chief financial officer at CytomX, will lead the teleconference. Interested parties may access the live audio webcast of the teleconference through the Investor and News page of CytomX’s website at http://ir.cytomx.com or by dialing (877) 809-6037 and using the passcode 94163867. A replay will be available on the CytomX website or by dialing (855) 859-2056 and using the passcode 94163867. The replay will be available from October 3, 2017, at 8:00 p.m. ET until October 10, 2017, at 8:00 p.m. ET.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

About CytomX Therapeutics

CytomX Therapeutics is a clinical-stage biopharmaceutical company with a deep and differentiated oncology pipeline of investigational Probody™ therapeutics. Probody therapeutics are designed to exploit unique conditions of the tumor microenvironment to more effectively localize antibody binding and activity while limiting activity in healthy tissues. The Company’s pipeline includes proprietary cancer immunotherapies against clinically-validated targets, such as PD-L1, and first-in-class Probody drug conjugates against highly attractive targets, such as CD166 and CD71, which are considered to be inaccessible to conventional antibody drug conjugates due to their presence on healthy tissue. In addition to its wholly owned programs, CytomX has strategic collaborations with AbbVie, Bristol-Myers Squibb Company, Pfizer Inc., MD Anderson Cancer Center and ImmunoGen, Inc. For more information, visit www.cytomx.com or follow us on Twitter.

CytomX Therapeutics Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or

AMGEN AND CYTOMX THERAPEUTICS ANNOUNCE STRATEGIC COLLABORATION IN IMMUNO-ONCOLOGY

achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the potential safety and efficacy of products and to CytomX’s ability and the ability of its collaborative partners to develop and advance product candidates into and successfully complete clinical trials. The process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties. Collaborations with partners may not result in products, and milestone payments and royalties may not be received. Applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, collaborations, and other risks identified under the heading “Risk Factors” included in CytomX’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2017. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Amgen Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and we expect similar variability in the future. Even when clinical trials are successful, regulatory authorities may question the sufficiency for approval of the trial endpoints we have selected. We develop product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as we may have believed at the time of entering into such relationship. Also, we or others could identify safety, side effects or manufacturing problems with our products after they are on the market.

AMGEN AND CYTOMX THERAPEUTICS ANNOUNCE STRATEGIC COLLABORATION IN IMMUNO-ONCOLOGY

Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to acquire other companies or products and to integrate the operations of companies we have acquired may not be successful. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all. We are increasingly dependent on information technology systems, infrastructure and data security. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock.

The scientific information discussed in this news release related to our product candidates is preliminary and investigative. Such product candidates are not approved by the U.S. Food and Drug Administration, and no conclusions can or should be drawn regarding the safety or effectiveness of the product candidates.

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CONTACT: Amgen, Thousand Oaks

Kristen Davis, 805-447-3008 (media)

Kristen Neese, 805-313-8267 (media)

Arvind Sood, 805-447-1060 (investors)

CONTACT: Cytomx Media Contact:

AMGEN AND CYTOMX THERAPEUTICS ANNOUNCE STRATEGIC COLLABORATION IN IMMUNO-ONCOLOGY

Spectrum

Amir Khan

akhan@spectrumscience.com

212-899-9730

CytomX Investor Contact:

Trout Group

Pete Rahmer

prahmer@troutgroup.com

646-378-2973